UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 5, 2013

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 5, 2013, the Boards of Directors of the Company and Hampden Bank (“the Bank”) voted to enter into change in control agreements between the Company, the Bank and seven of our senior officers, for a one year period.  The material terms of the Company and Bank change in control agreements were previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-137359) and are incorporated herein by reference.  The form of change in control agreement is filed as Exhibit 10.1 hereto.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      The information contained in Item 1.01 above with respect to the change of control agreements with seven of our senior officers is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on November 5, 2013 (the “Annual Meeting”). IVS Associates, Inc., the independent inspector of elections for the Annual Meeting, provided a certified voting report on November 7, 2013. On November 7, 2013, the Company issued a press release announcing the results of voting at the Annual Meeting. A copy of the press release is attached as Exhibit 99.2 hereto.  Of the 5,640,444 shares of common stock issued and outstanding and eligible to vote as of the record date of September 16, 2013, a quorum of 4,502,101 shares, or 80% of the eligible shares, was present in person or represented by proxy.  The following actions were taken at such meeting.

(a)      Election of the Board of Director’s four nominees, Thomas R. Burton, Arlene Putnam, Linda Silva Thompson and Richard D. Suski, as Class III directors for three year terms expiring in 2016.  The final tabulation of voting results for the election of directors as set forth in the report of the independent inspector of elections is set forth below:

Board of Director’s Nominees:	Voted For	Withheld Authority	Broker Non-Votes
Thomas R. Burton	4,094,832	234,911	172,358
Arlene Putnam	4,117,769	211,974	172,358
Richard D. Suski	2,442,206	73,222	172,358
Linda Silva Thompson	2,429,666	85,762	172,358

Opposition Nominees:	Voted For	Withheld Authority	Broker Non-Votes
Johnny Guerry	1,756,314	58,001	172,358
Garold R. Base	1,770,748	43,567	172,358

After the meeting, Stanley Kowalski, Jr., Mary Ellen Scott, and Glenn S. Welch continued to serve as our Class I directors for terms which expire in 2014 and Judith E. Kennedy, Richard J. Kos, and Kathleen O’Brien Moore continued to serve as our Class II Directors for terms which expire in 2015.

(b)     Ratification of the selection of Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. The voting results for this proposal are set forth below:

For	Against	Abstentions
4,278,241	165,323	58,537

(c)      Approval of a non-binding, advisory vote on executive compensation of our named executive officers. The voting results for this proposal are set forth below:

For	Against	Abstentions	Broker Non-Votes
2,654,669	1,564,296	110,778	172,358

(d)      Approval of a non-binding, advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers.  The voting results for this proposal are set forth below:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
3,996,246	86,570	125,926	121,000	172,359

Consistent with the recommendation of the board of directors and the stockholder votes at the Annual Meeting, the board of directors has determined to hold a non-binding, advisory vote on the compensation of our named executive officers every year until the earlier of (i) the next required vote on the frequency of such advisory vote, which is currently expected to be held at our 2019 annual meeting of stockholders; or (ii) such date that the board of directors decides to hold the next stockholder advisory vote on the frequency of such advisory votes.

(e)      Rejection of a non-binding shareholder proposal requesting that the Company’s board of directors explore avenues to enhance shareholder value through an extra-ordinary transaction (defined here as a transaction not in the ordinary course of business operations) including, but not limited to, selling or merging the Company with another institution. The voting results for this proposal are set forth below:

For	Against	Abstentions	Broker Non-Votes
2,070,292	2,166,855	92,596	172,358

Item 8.01. Other Events

On November 5, 2013, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.06 per common share, payable on November 29, 2013, to stockholders of record at the close of business on November 15, 2013.  A copy of the press release announcing the declaration is attached as Exhibit 99.1.

In order to underscore that the Company’s Board of Directors took the vote on last year’s shareholder proposal seriously and acted on it and has listened to its shareholders, on November 7, 2013, the Company issued a press release announcing that it has engaged the investment bank Sterne, Agee & Leach, Inc. to help it identify and evaluate various strategic and/or operating scenarios intended to maximize shareholder value.  A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. No decision has been made as to whether the Company will engage in a transaction or transactions resulting from its consideration of strategic alternatives or the scope of such a transaction, and no assurance can be given that any transaction or transactions will occur or, if undertaken, the form, terms or timing of such a transaction.

Item 9.01.   Financial Statements and Exhibits.

(d)           The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Form of Change in Control Agreement
99.1	Press Release issued by the Company on November 5, 2013
99.2	Press Release issued by the Company on November 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.

Registrant

Date: November 7, 2013	By:	/s/ Robert A. Massey

Robert A. Massey

Chief Financial Officer